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                                                                     EXHIBIT 5.2

                                  [LETTERHEAD]




                                        December 3, 1996



AmerUs Life Holdings, Inc.
418 Sixth Avenue
Des Moines, Iowa,  50306-2499

          Re:  Registration of shares of Class A Common Stock,
               no par value
               -------------------------------------------------

Ladies and Gentlemen:

          Reference is made to the Registration Statement (Registration No. 333-12239) on Form S-1 filed on September 18, 1996 by AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act")(such registration statement, as amended from time to time, being hereinafter referred to as the "Registration Statement") relating to the registration of Class A Common Stock, no par value (the "Shares"), of the Company having a proposed maximum aggregate offering price of $115,000,000.

          The Shares offered in the Subscription Offering (as defined in the Registration Statement) include up to 2,500,000 shares (the "Company Shares") to be sold by the Company and up to 2,500,000 shares to be sold by a certain Selling Shareholder named in the Registration Statement (the "Selling Shareholder Shares").

          I am familiar with the proceedings to date with respect to the proposed offering and sale of the Shares, and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

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AmerUs Life Holdings, Inc.
December 3, 1996
Page Two




          2. The Company Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Company Shares as contemplated by the Registration Statement; and (iii) certificates representing the Company Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          3. The Selling Shareholder Shares will be legally issued, fully paid and non-assessable when the Registration Statement, as fully amended, shall have become effective under the Securities Act.

          I do not find it necessary for the purpose of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

          This opinion is limited to the General Corporation Law of the State of Iowa and the Securities Act.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to this opinion included in or made a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ James A. Smallenberger
                                        James A. Smallenberger, Esq.